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                           Exhibit 11
     Statement Regarding Computation of Per Share Earnings


   Three Months

 Ended March 31,

1997            1996
                                                                  (In
Thousands, Except Per Share Data)

Primary net income per share
Net income:
  Net income as  reported                                        $10,092
$11,628

 Weighted average number
    of common shares  outstanding                            18,179
19,463
 Common stock equivalents

       -                   -
 Primary shares                                                         18,179
       19,463
Primary net income   per share                               $     .56
$      .60

Fully diluted net income per share
  Net income as  reported                                        $10,092
$11,628

 Weighted average number
     of common shares  outstanding                           18,179
19,463

  Common stock equivalents                                         150
    298
  Fully diluted shares                                                18,329
     19,761

Fully diluted net income  per share                         $    .55         $
  .59

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